Exhibit 99.1

Lexaria Bioscience and Hill Street Beverage Co. Enter Global Manufacturing & Licensing Partnership

Hill Street Licensed to Offer DehydraTECH Products, Ingredients, and Infused Beverages Worldwide.

Kelowna, British Columbia, and Toronto, Ontario – July 24, 2019 – Lexaria Bioscience Corp. (OTCQX: LXRP) (CSE: LXX), an innovator in drug delivery platforms, today announce a multi-faceted expansion of their relationship with Hill Street Beverage Company Inc., (TSXV:BEER; “Hill Street”).

JOINT MANUFACTURING PARTNERSHIP.

Hill Street and Lexaria have entered into a Joint Manufacturing Partnership (“JMP”) valid for 10 years to produce jointly created DehydraTECHTM commercial products under a new brand to be announced, including processed THC cannabis and/or CBD hemp powder for new consumer products including among other categories; tablets, capsules, or packets for sale in Canada and for export where permitted. The JMP will also produce similar powders as a bulk ingredient for manufacturing processes for sale to other licensed producers seeking to use Lexaria’s advanced infusion technologies to create their own wide variety of products for sale within Canada.

Manufacturing will be done at Hill Street’s soon to be acquired OneLeaf Cannabis cultivation and processing facility in Regina, Saskatchewan, pending licensing by Health Canada. Hill Street will own and manage all aspects of the manufacturing business under Lexaria’s own license and patents for DehydraTECH and its related processes. Profits from this business unit will be shared equally between Hill Street and Lexaria.

Both companies expect to experience possibilities for greatly enhanced cashflows from the JMP, and for Lexaria in particular, the JMP marks its first opportunity to more directly benefit from the emerging federally legal cannabis edibles industry in Canada.

The new JMP between Hill Street and Lexaria will, for the first time ever, permit intermediate ingredients made from cannabis processed by Lexaria’s DehydraTECH to be legally sold within Canada on a B2B basis between LP’s and others licensed by Health Canada to manufacture cannabis-infused edibles, including both THC and CBD. Cannabis and hemp powders produced using DehydraTECH are extremely stable with two to three-year shelf life, are odorless and tasteless, and yet deliver full spectrum experiences for consumers.

DehydraTECH produces rapid onset and stronger peak delivery of orally ingested cannabis, beginning in as little as 2 minutes and delivering higher peak blood concentrations, as proven in third-party lab tests. DehydraTECH has also been proven to be “Fast-On” and “Fast-Off”, with initially higher cannabinoid content in blood followed 4 hours later by lower cannabinoid content in blood than some competitor’s nanotech-enabled formulations, leading to a shorter-duration consumer experience in harmony with consumer demand.

GLOBAL LICENSE.

In addition to the manufacturing partnership, Hill Street has acquired two global semi-exclusive licenses (with minor exceptions) to utilize Lexaria’s DehydraTECH THC beverage infusion technology, and to utilize Lexaria’s DehydraTECH CBD beverage infusion technology around the world, valid for 10 years. This expands the July 31, 2018 license award to Hill Street to use DehydraTECH for THC beverage formulation in Canada only, and positions Hill Street as the only company in the world to have earned a license to use DehydraTECH globally. License royalties for the use of DehydraTECH will be activated as Hill Street enters national markets that have legally allowed the sale of products using Lexaria’s technologies.

“The new relationship between Hill Street Beverages, One Leaf, and Lexaria Bioscience marks the beginning of an unprecedented opportunity to deliver outstanding consumer experiences to cannabis consumers,” said Chris Bunka, Chief Executive Officer of Lexaria Bioscience. “We are delighted to be working with the astute branding and cannabis expertise of the Hill Street/OneLeaf alliance team and believe that Canadian and global cannabis consumers will benefit greatly.”

The technology licensed by Hill Street includes the combined DehydraTECH with nano-emulsion technology uniquely developed by Lexaria, that delivers the most advanced beverage performance currently available. Lexaria’s beverage formulation adaptations use patent-granted technology to deliver predictable experiences for consumers. Lexaria has already lab-tested Hill Street’s alcohol-free red and white wines to formulate cannabinoid-infused wines, and such tests show virtually zero cannabis taste or odour.

Hill Street’s Chairman & CEO, Terry Donnelly, declared, “When we first began our relationship with Lexaria it was based on a comprehensive competitive review of the market with a single uncompromising vision: to find a technology partner who could provide water soluble cannabis, with zero impact on the award-winning taste and aroma of our products. Lexaria has proven themselves time and again to be the ideal infusion platform for our products, to be committed to continuous improvement and innovation, and to deliver the best consumer experience. This partnership takes our relationship to a whole new level, which we believe will help to set a global standard for excellence that consumers are looking for in cannabis edibles and beverages. Our manufacturing partnership will make this technology available to LP’s interested in producing world class edibles, ensuring our industry is able to provide consumers broad-based access to this incredible technology in nearly any product format.”

Under the terms of the agreement, Hill Street will pay up to US$1,800,000 to Lexaria by issuing $800,000 USD in common shares to Lexaria at the lower of, the market price on the day prior to the announcement of this agreement or $0.23 CAD per share, and Lexaria will issue $250,000 USD in restricted common shares to Hill Street at the greater of the closing price on the day prior to grant of Lexaria shares or the day of the grant of Lexaria shares. In addition, Hill Street will issue up to an additional $500,000 USD in shares at the 10 day VWAP for each of the first two international markets they enter at the time such market entry takes place, priced at a minimum of $0.43 CAD per share, and to a maximum of $0.66 CAD per share for the first international market entered and $0.75 CAD per share for the second international market entered. All of the share issuances described herein are subject to TSXV and CSE approval, as applicable.

Closing of the Hill Street / Lexaria agreements is subject to normal regulatory approvals and the closing of the Hill Street / OneLeaf transaction previously announced by Hill Street.

About Lexaria

Lexaria Bioscience Corp. has developed and out-licenses its disruptive delivery technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria has multiple patents pending in over 40 countries around the world and has patents granted in the USA and in Australia for utilization of its DehydraTECH delivery technology. Lexaria’s technology provides increases in intestinal absorption rates; more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules.

www.lexariabioscience.com

About Hill Street Beverage Company Inc. (TSX-V:BEER)

Founded in 2008, Hill Street Beverage Company is the world's most award-winning company exclusively focused on alcohol-free and cannabis-infused beer, wine, and adult format beverages. Hill Street’s alcohol-free products include: Hill Street Craft Brewed Lager, Designated Draft alcohol-free beer, Vin(Zero) wines, and Vintense wines. Hill Street’s award-winning products have won the Retail Council of Canada's Grand Prix, and numerous medals and accolades including three Gold, two Silver, and two Bronze Medals at the U.S. Open Beer Championships, and a prestigious Double Gold Medal at the San Francisco International Wine Challenge. As a result of the Royal Assent of Canada’s Bill C-45, legislation to allow the sale of cannabis-infused beverages is expected to occur by October 17, 2019. Hill Street is currently applying for appropriate licenses to permit the production and sale of cannabis infused beverages in Canada. www.hillstreetbeverages.com

For regular updates, connect with Lexaria on Twitter (http://twitter.com/lexariacorp)

and on Facebook http://www.facebook.com/lexariabioscience/

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Bioscience Corp.

Alex Blanchard, Communications Manager

(250) 765-6424 Ext 202

Or

NetworkNewsWire (NNW)

www.NetworkNewsWire.com

For further information on Hill Street:

Press only:

Hill Street Beverage Company Inc.,

terry@hillstreetbevco.com, (416) 543-4904;

For investors:

Sean Peasgood, Investor Relations, sean@sophiccapital.com, (647) 797-0219

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional patent protection will be realized or that patent achievements will deliver material results. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation and regulatory approvals, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance that the Hill Street / OneLeaf transaction will close thus creating uncertainty whether the Hill Street / Lexaria transaction can close. There is no assurance the Company will be capable of developing, marketing, licensing, or selling edible products containing cannabinoids, nicotine or any other active ingredient. There is no assurance that any planned corporate activity, scientific research or study, business venture, letter of intent, technology licensing pursuit, patent application or allowance, consumer study, or any initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease.

The CSE nor the TSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.